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                                                                    EXHIBIT 23.2

CONSENT OF DELOITTE & TOUCHE LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Sipex Corporation, Inc. on Form S-8 of our report dated March 12, 2004 (which report expresses an unqualified opinion), appearing in the Annual Report on Form 10-K of Sipex Corporation, Inc. for the year ended December 31, 2003.

DELOITTE & TOUCHE LLP

San Jose, California
June 7, 2004